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                                                                EXHIBIT 23.1

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To National Dentex Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to National Dentex Corporation's 1992 Long Term Incentive Plan, of our report dated February 6, 1997 on the financial statements included in the 1996 Annual report on Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.




/s/ ARTHUR ANDERSEN LLP



Boston, Massachusetts
June 5, 1997